Exhibit 3.3


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        INTERNATIONAL VITAMIN CORPORATION

     International Vitamin Corporation (the "Corporation") hereby certifies that:

     A. The Corporation was originally incorporated under International Vitamin Corporation on September 15, 1971.

     B. The Restated Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by a resolution of the Board of Directors setting forth the Restated Certificate of Incorporation and declaring its advisability and written consents, given pursuant to Section 228 of the General Corporation Law of the State of Delaware, and by adoption by a majority of the holders of all outstanding stock.

     C. The Certificate of Incorporation of the Corporation as now in full force and effect is hereby restated, integrated and amended to red in full as follows:

     FIRST.  The name of the Corporation is International Vitamin Corporation.

     SECOND. The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent in such address is The Prentice-Hall Corporation System.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

     FOURTH. The Corporation shall have authority to issue 10,000,000 shares of Common Stock of the par value of $.01 per share.

     FIFTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the following provision are inserted in this Restated Certificate of Incorporation for the regulation and conduct of the business and affairs of the Corporation:

          1. The election of directors of the Corporation need not be by written ballot unless the By-Laws so require.

          2. The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors consisting of not less than two
(2) nor more than eight (8) persons. The exact number of directors within the minimum and maximum limitations specified herein shall be fixed from time to time by resolution of a majority of the whole Board of Directors.
























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          3.   The directors of the Corporation, by the affirmative vote of a majority of the whole Board, at any regular or special meeting, shall have the power to adopt, amend or repeal By-Laws of the Corporation, provided, however, that such power of the Board shall not divest the stockholders of the Corporation of their power to adopt, amend or repeal By-Laws of the Corporation.

          4. In addition to the powers and authorities conferred upon the Board of Directors of the Corporation by this Restated Certificate of Incorporation, the Board of Directors of the Corporation may exercise all such powers and take all such actions as may be exercised or taken by the Corporation, subject, however, to the provisions of the laws of the State of Delaware, this Restated Certificate of Incorporation and the By-Laws of the Corporation.

          5. Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and preferred stockholders, if any, for the distribution pro rata among the stockholders of the Corporation of the assets of the Corporation, wholly or in part, in cash or in kind, whether such assets be in cash or other property, and any such vote or votes may authorize the Board of Directors of the Corporation to determine the valuation of the different assets of the Corporation for the purpose of such liquidation and may divide or authorize the Board of Directors to divide such assets or any part thereof among the stockholders of the Corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash and/or property of the Corporation upon such agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     SIXTH.  The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SEVENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the



















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ampliation of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise and arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH. If any Article of this Certificate of Incorporation or any portion thereof is found to be void or unenforceable by a court of competent jurisdiction, the remaining Articles or portions of said Article, as the case may be, shall nevertheless remain in full force and effect as though the unenforceable part had been severed and deleted.

     IN WITNESS WHEREOF, International Vitamin Corporation has caused this Restated Certificate of Incorporation to be executed by Arthur S. Edell, its President, and attested by its Secretary, Peter Olesinski, this 28th day of January, 1994.

                              INTERNATIONAL VITAMIN CORPORATION


                              By: /s/ Arthur S. Edell
                                 -------------------------------
                                 Arthur S. Edell, President



 Attest:


 /s/  Peter Olesinski
 ----------------------------
 Peter Olesinski, Secretary
































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






                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        INTERNATIONAL VITAMIN CORPORATION

     International Vitamin Corporation a corporation organized and existing by virtue of the General Corporation law of the State of Delaware does hereby certify that:

     FIRST. At the annual meeting of shareholders held on April 4, 1995, an appropriate majority of the holders of the shares of common stock entitled to vote authorized the amendment of the Certificate of Incorporation so that the Article thereof numbered "FOURTH" shall be read as follows:

     "FOURTH. The Corporation shall have authority to issue twenty-five million (25,000,000) shares of Common Stock of the par value of $.01 per share and two million (2,000,000) shares of preferred stock of the par value of $.01 per share."

     SECOND. The said amendment was duly adopted in accordance with provisions of Section 242 of the General Corporate Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Arthur S. Edell, its President and E. Joseph Edell, Chief Executive Officer, this 17th day of April, 1995.

                              INTERNATIONAL VITAMIN CORPORATION


                              By:  /s/ Arthur S. Edell
                                   -----------------------------
                                   Arthur S. Edell, President



 Attest:


 By:  /s/ E. Joseph Edell
      -----------------------
      E. Joseph Edell, Chief
      Executive Officer






































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State of New Jersey
County of Monmouth

     This instrument was acknowledged before me the 17th day of April, 1995 by Arthur S. Edell as President of International Vitamin Corporation, who acknowledged that he had executed the same for the purpose, consideration and in the capacity therein stated, and as the act and deed of said corporation. He further acknowledged to me that the facts stated therein are true and correct.



                              /s/ Barbara Schockoert
                              ------------------------------
                              Notary Public


My commission expires:



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                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                        INTERNATIONAL VITAMIN CORPORATION



          The  undersigned,   the   Chairman        of   International   Vitamin
Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does
                                                            -----------
hereby certify:

          FIRST: That the Board of Directors of the Corporation has adopted by written consent a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation.

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article First, so that, as amended, said Article will be and read as follows:

          "FIRST:  The name of the Corporation is IVC Industries, Inc."

          SECOND: That a majority of the outstanding stock entitled to vote on the amendment of the Certificate of Incorporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware has been voted in favor of the amendment.

          THIRD: That the  aforesaid amendment  was duly  adopted in  accordance
with  the  applicable  provisions  of   Section  242  of  the  Delaware  General
Corporation Law.

          IN WITNESS WHEREOF, the undersigned has executed this document on this 19th day of March, 1996.

                                          INTERNATIONAL VITAMIN CORPORATION



                                          By: /s/ E. Joseph Edell
                                              ---------------------------------

Attest:


By: /s/ Sheldon Drucker
    ------------------------

State of New Jersey
County of Monmouth

          This instrument was acknowledged before me on the 19th day of March, 1996 by E.J. Edell as Chairman of International Vitamin Corporation, who acknowledged that he had executed the same for the purpose, consideration and in the capacity therein stated, and as the act and deed of said corporation. He further acknowledged to me that the facts stated therein are true and correct.


                                    /s/ Barbara Schockoert
                                   --------------------------------
                                   Notary Public


My commission expires:



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